UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 28, 2008 (January 23, 2008)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On January 23, 2008, Momenta Pharmaceuticals, Inc. (the “Company”) delivered notice to the Lawrence Berkeley National Laboratory, terminating, effective one hundred eighty days following delivery thereof, or July 23, 2008, the License Agreement for Installing Novel Functional Groups for Therapeutics (the “Agreement”) between Company and the Regents of the University of California through the Ernest Orlando Lawrence Berkeley National Laboratory dated November 20, 2002, as amended on each of November 16, 2004 and February 8, 2005.  Pursuant to the terms of the Agreement, the Company exclusively licensed certain patents and patent applications covering the metabolic synthesis of sugars and glycoconjugates (the “Licensed Technology”).  The Company elected to terminate the Agreement since it is not utilizing the Licensed Technology.

The Company provided notice of termination of the Agreement pursuant to Section 13.1 thereof and will incur no early-termination penalties as a result of such termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

By:
/s/ Richard P. Shea

Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)

Date: January 28, 2008